Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-203595 and 333-213654) and Form S-8 (No. 333-217480) of Stellar Biotechnologies, Inc. of our report dated December 1, 2017, relating to the consolidated financial statements of Stellar Biotechnologies, Inc., which report appears in this Annual Report on Form 10-K for the year ended September 30, 2017.

/s/ Moss Adams LLP

Los Angeles, California

December 1, 2017